UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 7, 2005
(Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue
Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

Item 8.01:	Other Events.

On November 15, 2004, the Company announced that it had entered into an agreement to purchase certain confectionery assets of Kraft Foods for $1.48 billion.  In order to complete this all-cash transaction, the Company announced that it had received a commitment for a credit facility of $1.5 billion that, even when fully utilized, will leave the Company with a modest debt-to-market capitalization ratio.

In exploring various borrowing options, the Company sought out formal ratings for its potential debt.  On April 6, 2005, Standard & Poor’s Ratings Services announced for (the Company) an A+ rating for corporate credit and an A-1 short-term rating for commercial paper.

Of the estimated $1.5 billion in borrowing to complete the Kraft transaction, the Company expects to issue approximately $1 billion of long-term debt, with the balance to be funded primarily with commercial paper backed by a credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

By:	/s/ HOWARD MALOVANY

Name:	Howard Malovany
Title:	Vice President, Secretary and General Counsel

Date: April 7, 2005

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